Exhibit 99.1

Education Funding Capital Trust-I

Statements to Noteholders

June 30, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:			June 30, 2003

	Principal	Interest	Carryover Interest
Series 2002A-1	—	78,750.00	—
Series 2002A-2	—	77,332.50	—
Series 2002A-3	—	77,583.33	—
Series 2002A-4	—	1,113,991.67	—
Series 2002A-5	—	65,216.67	—
Series 2002A-6	—	66,733.33	—
Series 2002A-7	—	66,733.33	—
Series 2002A-8	—	80,686.67	—
Series 2002A-9	—	78,866.67	—
Series 2002A-10	—	51,567.06	—
Series 2002A-11	—	81,900.00	—
Series 2002A-12	9,000,000.00	79,473.33	—
Series 2002A-13	—	79,473.33	—
Series 2002B-1	—	38,006.11	—
Series 2002B-2	—	36,088.89	—

	9,000,000.00	2,072,402.89	—

Information on Each Series of Notes as of:			June 30, 2003

	Outstanding Principal	Auction Rate	Carryover Interest
Series 2002A-1	75,000,000.00	1.32%	—
Series 2002A-2	73,650,000.00	1.38%	—
Series 2002A-3	75,000,000.00	1.20%	—
Series 2002A-4	67,800,000.00	3.25%	—
Series 2002A-5	64,500,000.00	1.28%	—
Series 2002A-6	66,000,000.00	1.14%	—
Series 2002A-7	66,000,000.00	1.15%	—
Series 2002A-8	78,000,000.00	1.33%	—
Series 2002A-9	78,000,000.00	1.31%	—
Series 2002A-10	49,850,000.00	1.28%	—
Series 2002A-11	78,000,000.00	1.25%	—
Series 2002A-12	69,000,000.00	1.18%	—
Series 2002A-13	78,000,000.00	1.17%	—
Series 2002B-1	33,700,000.00	1.30%	—
Series 2002B-2	32,000,000.00	1.25%	—

	984,500,000.00		—

Education Funding Capital Trust-I

Statements to Noteholders

June 30, 2003

(per Section 11.04)

Value of the Trust Estate as of:			June 30, 2003

Principal Balance of Financed Student Loans			926,264,142.24
Accrued Interest on Financed Student Loans			7,833,478.36
Cash and Investment Balance			34,486,997.32
Accrued Interest on Cash and Investments			34,804.31

			968,619,422.23

Accrued Interest and Fees with respect to the Notes			777,995.94

Parity Percentage			98.31%

Senior Parity Percentage			105.34%

Rollforward of Indenture Funds during month ended:			June 30, 2003

	Acquisition Fund	Reserve Fund	Capitalized Interest Fund
Beginning Balance	—	5,115,000.00	20,689,869.34
Withdrawals	—	—	—
Deposits		—	—

Ending Balance	—	5,115,000.00	20,689,869.34

Amounts allocated during month ended:			June 30, 2003

Servicing fees			178,822.69
Administration fee			38,976.36
Auction agent fee			8,141.56
Broker dealer fee			203,538.90
Calculation agent fee			—
Trustee fee			—

			429,479.51

Activity on Financed Student Loans during month ended:			June 30, 2003

Recoveries of Principal			4,176,354.80

Recoveries of Interest			3,061,546.30

Acquisitions of Financed Student Loans			—

Sales of Financed Student Loans			—

Initial federal reimbursement claims			1,056,846.00

Rejected federal reimbursement claims			—

Education Funding Capital Trust-I

Statements to Noteholders

Portfolio Statistics

June 30, 2003

(per Section 11.04)

	Number of Borrowers	Outstanding Balance
		Dollars	Percentage	ABI
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment—Current	25,663	663,251,047	71.60%	25,845
Repayment—Delinquent	2,817	77,381,948	8.35%	27,470
Forbearance	1,773	64,038,386	6.91%	36,119
Deferment	3,585	121,592,761	13.13%	33,917

Total Repayment	33,838	926,264,143	100.00%	27,373

Total Portfolio	33,838	926,264,143	100.00%	27,373

Breakdown of Delinquent:
11—30 days	1,165	31,824,113	41.13%	27,317
31—60 days	706	18,690,122	24.15%	26,473
61—90 days	327	9,514,899	12.30%	29,098
91—120 days	157	4,182,702	5.41%	26,641
121—150 days	78	2,199,899	2.84%	28,204
151—180 days	69	2,138,793	2.76%	30,997
181—210 days	95	2,938,351	3.80%	30,930
211—240 days	44	1,240,772	1.60%	28,199
241—270 days	80	2,389,647	3.09%	29,871
Over 270 days	53	1,205,806	1.56%	22,751
Claim Filed	43	1,056,846	1.37%	24,578

Total Delinquent	2,817	77,381,948	100.00%	27,470

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	33,838	926,264,143	100.00%	27,373
CEL—Guaranteed	0	0	0.00%	0
CEL—Self Guaranteed	0	0	0.00%	0

Total	33,838	926,264,143	100.00%	27,373

CEL: Consumer Education Loans (non-federally guaranteed loans)